Exhibit 10.3

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of July 31, 2017

Between:

PENNYMAC CORP., as a Seller

and

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend the Master Repurchase Agreement dated October 14, 2016 between them (the “Original MRA” and as amended hereby and as further supplemented, amended or restated from time to time (the “MRA”)), to provide that Fannie Mae Small Mortgage Loans are Eligible Mortgage Loans and they hereby amend the Original MRA as follows.

All capitalized terms used in the Original MRA and used, but not defined differently, in this amendment (the “Second Amendment to MRA” or within itself only, this “Amendment”) have the same meanings here as there.

1. Definitions; Interpretation

A.  The following definitions are amended to read respectively as follows:

“Aged Loan” means, on any day, a Purchased Mortgage Loan that is not a Freddie Mac Small Balance Loan or a Fannie Mae Small Mortgage Loan whose Purchase Date was more than sixty (60) days but not more than seventy-five (75) days before that day.

“Eligible Mortgage Loan” means, on any date of determination, a Mortgage Loan:

(i) for which each of the applicable representations and warranties set forth on Exhibit B-1, Exhibit B-2 or Exhibit B-3, as applicable, is true and correct as of such date of determination;

(ii) that is either a Conventional Conforming Loan, a Government Loan, a Jumbo Loan, a Fannie Mae Small Mortgage Loan or a Freddie Mac Small Balance Loan;

(iii) if a Correspondent Loan, whose Origination Date was no more than sixty (60) days before the Purchase Date for the initial Transaction in which that Mortgage Loan was purchased by Buyer;

(iv) if not a Correspondent Loan, whose Origination Date was no more than forty-five (45) days before the Purchase Date for the initial Transaction in which that Mortgage Loan was purchased by Buyer;

(v) that is eligible for sale to an Approved Takeout Investor under its Takeout Commitment, if any;

(vi) that has a scheduled Repurchase Date not later than the following number of days after the Purchase Date for the initial Transaction to which that Mortgage Loan was subject:

Type of Mortgage Loan	Number of days
Aged Loan	75
Freddie Mac Small Balance Loan	45
Fannie Mae Small Mortgage Loan	45
Conventional Conforming Loan	60
Government Loan	60
Jumbo Loan	60

(vii) that does not have a Combined Loan-to-Value Ratio in excess of (i) one hundred five percent (105%) in the case of a Conventional Conforming Loan or a Government Loan other than an RHS Loan, (ii) one hundred two and forty-one thousandths percent (102.041%) in the case of an RHS Loan or (iii) in the case of a Jumbo Loan the applicable maximum CLTV specified on Schedule III) (or, in each case, such other percentage determined by Buyer in its reasonable discretion and specified in a written notice from Buyer to Seller from time to time) and, if its Loan-to-Value Ratio is in excess of eighty percent (80%) (or such other percentage as may be determined by Buyer in its reasonable discretion and specified in a written notice from Buyer to Seller from time to time), it has private mortgage insurance in an amount required by the applicable Agency Guidelines, unless pursuant to Agency Guidelines in existence at the time such Mortgage Loan was originated, private mortgage insurance is not required for such Mortgage Loan;

(viii) whose Mortgagor has a FICO Score of at least 620 (or such other minimum FICO Score as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time);

(ix) whose Mortgage Loan Documents have not been amended or modified, any term or condition of them waived, or any claim in respect of them or any related rights settled or compromised except only such amendments, modifications, waivers, settlements or compromises, if any, that (a) do not (1) affect the amount or timing of any payment of principal or interest payable with respect to such Purchased Mortgage Loan, (2) extend its scheduled maturity date, modify its interest rate or constitute a cancellation or discharge of its outstanding principal balance or (3) materially and adversely affect the liability of any maker, guarantor or insurer or the security afforded by the real property, furnishings, fixtures, or equipment securing the Purchased Mortgage Loan, (b) have been approved by the insurer under the related private mortgage insurance policy, if any, and by the title insurer under the related lender’s title insurance policy, to the extent required to avoid affecting or impairing the coverage of such policy or policies, and (c) are in accordance with accepted servicing practices and the Agency Guidelines;

(x) for which, on or before its Purchase Date, an Asset Schedule in which it is listed has been delivered to Buyer and Custodian;

(xi) for which, if not a Wet Loan, a complete Asset File has been delivered to Custodian on or before its Purchase Date and Buyer has received a Trust Receipt that includes it;

(xii) for which, if a Wet Loan:

(A) on or before its Purchase Date, if required by Buyer, a written fraud detection report acceptable to Buyer in its sole discretion has been delivered to Buyer;

(B) if requested by Buyer, all applicable items listed in clauses (i) through (iii) of the definition of Loan Eligibility File have been delivered to Buyer on or before its Purchase Date;

(C) and if it is also a Jumbo Loan, the applicable items listed in clause (xxi) of this definition of Eligible Mortgage Loan have been delivered to Buyer on or before its Purchase Date; and

(D) at or before its Wet Delivery Deadline, a complete Asset File has been delivered to Custodian and Buyer has received a Trust Receipt that includes it;

(xiii) if a Wet Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Wet Loans that are then subject to Transactions, is less than or equal to (i) sixty percent (60%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount on any day that is one of the first five (5) or the last five (5) Business Days of any calendar month or (ii) fifty percent (50%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount on any other day;

(xiv) that, if subject to a Takeout Commitment, (a) such Takeout Commitment has not expired or been terminated or cancelled by the Approved Takeout Investor and Seller is not in default under such Takeout Commitment, (b) such Mortgage Loan has not been rejected or excluded for any reason (other than default by Buyer) from the related Takeout Commitment by the Approved Takeout Investor;

(xv) that, if subject to a Hedging Arrangement, is not subject to a Hedging Arrangement that has expired or been cancelled by the Hedging Arrangement counterparty or with respect to which Seller is in default or a termination event has occurred;

(xvi) if an RHS Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other RHS Loans that are then subject to Transactions, is less than or equal to twenty percent (20%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xvii) if a Second Home Loan or an Investor Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all Second Home Loans and Investor Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Sellers from time to time) of the Facility Amount;

(xviii) if a Freddie Mac Small Balance Loan or Fannie Mae Small Mortgage Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other

Freddie Mac Small Balance Loan and Fannie Mae Small Mortgage Loans that are then subject to Transactions, is less than or equal to fifty percent (50%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to PMC from time to time) of the Facility Amount;

(xix) if an Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Aged Loans that are then subject to Transactions, is less than or equal to five percent (5%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xx) if a Jumbo Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Jumbo Loans that are then subject to Transactions, is less than or equal to Twenty Million Dollars ($20,000,000) (or such other amount as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time);

(xxi) if a Jumbo Loan, evidence satisfactory to Buyer in its reasonable discretion that it is covered by a best efforts or mandatory takeout commitment issued by an Approved Jumbo Takeout Investor;

(xxii) if and to the extent that Buyer elects by notice to Seller to review and approve them, for which Buyer has approved the underwriting, the Takeout Commitment and other related information;

(xxiii) that is not a Mortgage Loan that Seller has failed to repurchase when required by the terms of this Agreement;

(xxiv) that is not a Mortgage Loan that was previously financed for Seller by any other mortgage warehouse provider or other Person;

(xxv) for which the related Mortgage Note has not been out of the possession of Custodian pursuant to a Request for Release of Documents to Seller or any Subservicer for more than ten (10) Business Days after the date of that Request for Release of Documents;

(xxvi) for which neither the related Mortgage Note nor the Mortgage has been out of the possession of Custodian pursuant to a Bailee Letter for more than the number of days specified in such Bailee Letter, or if such Bailee Letter does not specify a time limit, for more than thirty (30) days after the related Approved Takeout Investor’s scheduled purchase date; and

(xxvii) that is not a Defaulted Loan.

“Midland” means Midland Loan Services, a Division of PNC Bank, National Association, as a Subservicer of Freddie Mac Small Balance Loans or Fannie Mae Small Mortgage Loans.

“Subservicer” means (i) with respect to Mortgage Loans other than Freddie Mac Small Balance Loans and Fannie Mae Small Mortgage Loans, PennyMac Loan Services, LLC, (ii) with respect to Freddie Mac Small Balance Loans or Fannie Mae Small Mortgage Loans, Midland, or (iii) as defined in Section 13(a)(ii).

B.  The following new definitions are added to Section 2(a) of the Original MRA, in alphabetical order:

“Eligible MSAs” is defined in the definition of “Fannie Mae Small Mortgage Loan”.

“Fannie Mae Guide” means the Fannie Mae Multifamily Selling and Servicing Guide, including any exhibits, appendices or other referenced forms, as such Guide is amended, modified, supplemented, restated or superseded from time to time. The Fannie Mae Multifamily Selling and Servicing Guide currently contains only Part I: the Glossary, Part II: Lender Contractual Relationship, and Part III, New Underwriting, consisting of three (3) Subparts: Part IIIA: Base Underwriting Requirements, Part IIIB: Underwriting for Special Asset Classes, and Part IIIC: Underwriting for Special Product Features or Executions, Part IV: Mortgage Loan Commitment, Delivery, and Purchase Procedures, and Part V: Servicing and Asset Management. Additional Parts will be published by Fannie Mae from time to time.  For purposes of this Agreement, provisions of the Guide applicable to DUS loans shall apply to the Fannie Mae Small Mortgage Loans, unless otherwise provided herein.

“Fannie Mae Small Mortgage Loan” means (i) a “Small Mortgage Loan” as defined under Part IIIB, Chapter 9 of the Fannie Mae Guide, which is a multifamily Mortgage Loan in the amount of Three Million Dollars ($3,000,000) or less, or for multifamily Mortgage Loans secured by Properties located in certain designated MSAs (“Eligible MSAs”), Five Million Dollars ($5,000,000) or less, or (ii) a multifamily Mortgage Loan in any amount that is secured by Mortgaged Property with five (5) to fifty (50) residential units, which Mortgage Loan in each case is eligible for delivery to Fannie Mae under the terms of the Fannie Mae Guide and the Lender Contract.

“Lender Contract” has the meaning specified in the Fannie Mae Guide, and includes (i) the Mortgage Selling and Servicing Contract, (ii) the Delegated Underwriting and Servicing Addendum to Mortgage Selling and Servicing Contract, (iii) the Delegated Underwriting and Servicing Reserve Agreement and (iv) the Amended and Restated Delegated Underwriting and Servicing Master Loss Sharing Agreement, each effective as of August 1, 2017, by and between Seller and Fannie Mae.

10. Representations and Warranties of Sellers.

A.  Section 10(a)(i) is amended in its entirety to read as follows:

(i) Representations and Warranties Concerning Purchased Mortgage Loans. By each delivery of a Confirmation, Seller shall be deemed, as of the Purchase Date of the described sale of each Purchased Mortgage Loan (or, if another date is expressly provided in such representation or warranty, as of such other date), and as of each day thereafter that such Purchased Mortgage Loan continues to be subject to an outstanding Transaction, to represent and warrant that such Purchased Mortgage Loan is an Eligible Mortgage Loan and, other than as to each Freddie Mac Small Balance Loan and each Fannie Mae Small Mortgage Loan, to make the representations and warranties regarding it that are set forth in Exhibit B-1. With respect to each Freddie Mac Small Balance Loan, PMC shall be deemed, as of the applicable dates specified above in this Section 10(a)(i), to make the representations and warranties set forth on Exhibit B-2. With respect to each Fannie Mae Small Mortgage Loan, PMC shall be deemed, as of the applicable dates specified above in this Section 10(a)(i), to make the representations and warranties set forth on Exhibit B-3. To the extent that any of the representations and warranties set forth on Exhibit B-2 or Exhibit B-3, respectively, are inconsistent with the requirements of the applicable Agency Guidelines, the Agency Guidelines shall control and such representation or warranty shall be interpreted to be given a meaning consistent with the terms of the Agency Guidelines.

B.  Section 10(a)(xxvi) is amended in its entirety to read as follows:

(xxvi) In Compliance with Applicable Laws. Seller and its Subsidiaries each complies in all material respects with all Requirements of Law applicable to it. Without limiting the foregoing, Seller and its Subsidiaries each complies in all material respects with all applicable (1) Agency Guidelines, (2) Privacy Requirements, including the GLB Act and Safeguards Rules promulgated thereunder, (3) consumer protection laws and regulations, (4) licensing and approval requirements applicable to Seller’s and its Subsidiaries’ Origination of Mortgage Loans and (5) other laws and regulations referenced in the definition of “Requirement(s) of Law”, in item (gg) of Exhibit B-1 (if it is a Single-family Mortgage Loan), in item (i)(iv) or item (y) of Exhibit B-2 (with respect to PMC if it is a Freddie Mac Small Balance Loan), in item (13) of Exhibit B-3 (with respect to PMC if it is a Fannie Mae Small Mortgage Loan) or in any of such places.

C:  Section 10(b) is amended in its entirety to read as follows:

(b) Representations as to Additional Mortgage Loans. Subject to the proviso stated in Section 12(a)(iii), on and as of the date of transfer of each Mortgage Loan transferred from a Seller to Buyer as an Additional Purchased Mortgage Loan and on each day thereafter before it is repurchased from Buyer, the applicable Seller shall be deemed to represent to Buyer that each Additional Purchased Mortgage Loan is an Eligible Mortgage Loan and to make the representations and warranties in respect thereof (i) that are set forth in Exhibit B-1 as to each such Additional Purchase Mortgage Loan that is not a Freddie Mac Small Balance Loan, (ii) that are set forth in Exhibit B-2 as to each such Additional Purchase Mortgage Loan that is Freddie Mac Small Balance Loan and (ii) that are set forth in Exhibit B-3 as to each such Additional Purchase Mortgage Loan that is Fannie Mae Small Mortgage Loan.

12. Events of Default; Remedies

Section 12 is amended by adding the following new Section 12(k) to the end of Section 12:

(k) Notwithstanding the optionality that is otherwise available to Buyer pursuant to Section 12(d), before exercising any of the remedies set forth therein with respect to a Fannie Mae Small Mortgage Loan that is subject to a Takeout Commitment of Fannie Mae, Buyer shall be obligated to first offer to sell such Fannie Mae Small Mortgage Loan to Fannie Mae in accordance with the terms and conditions of such Takeout Commitment.  If Fannie Mae either fails to respond to Buyer within five (5) Business Days after receiving such an offer from Buyer to sell, or expressly declines to purchase, a Fannie Mae Small Mortgage Loan that has been so offered for sale, whichever first occurs, then Buyer shall be free to exercise any or all of its remedies specified or referred to in Section 12(d) with respect to such Fannie Mae Small Mortgage Loan.  For purposes of clarification, and notwithstanding any provision of this Agreement to the contrary, Seller and Buyer confirm that any such sale of a Fannie Mae Small Mortgage Loan to Fannie Mae shall be on a servicing released basis and subject to any applicable Agency requirements; provided that Buyer shall not be required to undertake any representation or warranty that Buyer, acting in its sole discretion, considers unacceptable.  The parties acknowledge that Fannie Mae is a third party beneficiary of this Section 12(k), and the parties shall deliver such further assurances as Fannie Mae may reasonably require.  Sellers acknowledge that the execution and delivery of such further assurances are within the scope of the power of attorney set forth in Section 18.

13. Servicing Rights Are Owned by Buyer; Interim Servicing of the Purchased Mortgage Loans

Section 13(a)(v) is amended in its entirety to read as follows:

(v) Upon the occurrence and during the continuance of any Default or Event of Default or Subservicer Termination Event, Buyer shall have the right to terminate each Seller as interim servicer of any of the Purchased Mortgage Loans. Upon the downgrade of PLS’s servicer ratings below Moody’s rating of “SQ3” or S&P’s rating of “Average”, Buyer shall have the right to terminate each Seller as interim servicer of any of the Purchased Mortgage Loans other than the Freddie Mac Small Balance Loans.  Upon the downgrade of a Subservicer of Freddie Mac Small Balance Loans or Fannie Mae Small Mortgage Loans to commercial mortgage servicer ratings below Fitch’s rating of “CMS3” or “CPS3” or S&P’s rating of “Average” for commercial mortgage primary or master servicing, Buyer shall have the right to terminate PMC as interim servicer of any of the Freddie Mac Small Balance Loans or Fannie Mae Small Mortgage Loans. Each such right of Buyer to terminate a Seller as interim servicer shall be exercisable in Buyer’s sole discretion at any time after and during the continuance of the applicable Default, Event of Default or servicer ratings downgrade, upon written notice to the applicable Seller.

List of Exhibits and Schedules

The List of Exhibits and Schedules is amended to include “Exhibit B-3 Fannie Mortgaged Loans Representations and Warranties” in the appropriate order in the list.

Exhibit B-3

Exhibit B-3 to this Amendment is hereby incorporated into the Agreement and made a part of it.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Original MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Aaron Deutschendorf
Authorized Representative

PennyMac Corp.

By:	/s/ Pamela Marsh
Pamela Marsh
Managing Director, Treasurer

PennyMac OPERATING PARTNERSHIP, L.P.

By:		PennyMac GP OP, Inc.,
its general partner
	By:	/s/ Pamela Marsh
Pamela Marsh
Managing Director, Treasurer

Counterpart signature page to Second Amendment to Master Repurchase Agreement dated as of July 31, 2017

EXHIBIT B-3

FANNIE SMALL MORTGAGE LOANS

REPRESENTATIONS AND WARRANTIES

For purposes of the representations and warranties in this Exhibit B-3, the phrase “to the knowledge of Seller”, “to Seller’s knowledge”, “to the best of Seller’s knowledge” or other knowledge qualifier will mean, except where otherwise expressly set forth below, the actual state of knowledge of PMC or any servicer acting on its behalf regarding the matters referred to, after PMC’s having conducted such inquiry and due diligence into such matters as required by Fannie Mae’s underwriting standards set forth in the applicable Agency Guidelines. Capitalized terms not otherwise defined in the Original MRA or in this Exhibit B-3 have the meanings respectively assigned to them in the Fannie Mae Guide. For purposes of this Exhibit B-3 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Fannie Mae Small Mortgage Loan if and when PMC has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan.  With respect to each Loan Level Representation that is made in this Exhibit B-3 to Seller’s knowledge, to the best of Seller’s knowledge or with another knowledge qualifier, if it is discovered by PMC or Buyer that the substance of such Loan Level Representation is inaccurate, notwithstanding PMC’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of that Loan Level Representation.

PMC represents and warrants with respect to each Fannie Mae Small Mortgage Loan to be sold to Buyer hereunder, subject to the exceptions set forth in any approved Waiver requests in the written Pre-Review approval provided by the Fannie Mae Deal Team in accordance with the requirements of the Fannie Mae Guide, that as of its Purchase Date and as of the Funding Date, the following representations and warranties are true and correct in all material respects:

(1)

the Seller was, at all times relevant to its underwriting or origination of the Mortgage Loan, authorized to transact business and licensed in the jurisdiction where the Property is located or, if the Seller is not so authorized or licensed, that none of its activities related to lending, acquiring, holding, or selling the Mortgage Loan requires authorization to transact business or licensing in the jurisdiction where the Property is located;

(2)	the Seller is the sole owner and holder of the Mortgage Loan and has full right and authority to sell such Mortgage Loan to Fannie Mae;
(3)	the Seller’s right to sell the Mortgage Loan is not subject to any other party’s interest or Lien, or to an agreement with any other party;
(4)	the Mortgage Loan conforms to the requirements of the Fannie Mae Guide, the Multifamily Underwriting Standards, and to all applicable requirements in the Lender Contract;
(5)

the Mortgage Note and any security agreements, chattel mortgages, or equivalent documents relating to it have been properly signed, are valid, and their terms may be enforced by the Seller and its successors and assigns, subject to bankruptcy laws, the Servicemembers’ Relief Act, laws relating to administering decedents’ estates, and general principles of equity;

(6)

there is a mortgagee title insurance policy, or other title evidence acceptable to Buyer and Fannie Mae, on the Mortgaged Property, and such title insurance policy is on a current ALTA form (or other generally acceptable form) issued by a generally acceptable insurance company;

Counterpart signature page to Second Amendment to Master Repurchase Agreement dated as of July 31, 2017

(7)

the Seller has not made or knowingly received from others, any direct or indirect advance of funds in connection with the loan transaction on behalf of the Mortgagor except as provided in the Fannie Mae Guide; provided that this warranty does not cover payment of interest from the earlier of:

a.	the date of the Mortgage Note; or
b.	the date on which the Mortgage Loan proceeds were disbursed to or for the account of the Mortgagor;
c.	the date one month before the first installment of principal and interest on the Mortgage Loan is due;
(8)	the Seller has no knowledge that any improvement to the Mortgaged Property is in violation of any applicable zoning law or regulation;
(9)	the Mortgage Loan either meets or is exempt from any usury laws or regulations;
(10)

the Mortgagor is not in default under any of the terms of the Mortgage Documents and, with the passage of time, the giving of notice, or both, would not be in default under any of the terms of the Mortgage Documents;

(11)

the Mortgage Loan has not been materially modified, satisfied, cancelled, released, or subordinated, or if it has, then the Seller has notified Buyer of such fact, and Buyer and Fannie Mae have provided written approval of the matter;

(12)	to the best of the Seller’s knowledge, information and belief (based on the Seller’s exercise of due diligence, as a prudent lender, to discover all pertinent facts, information and circumstances):
a.

the credit reports and financial statements relating to the Mortgagor(s), and to any other person or entity required by the Fannie Mae Guide in connection with the Mortgage Loan, correctly reflect the financial condition of such person(s), without material exception;

b.

as of the date of disbursement of proceeds under the Mortgage Loan, neither any Mortgagor under the Mortgage Loan, or any general partner of a Mortgagor, any Key Principal(s) identified in the Mortgage Documents, or any guarantor of the Mortgage Loan is currently the subject of any bankruptcy, reorganization, insolvency or comparable proceeding and, to the best of the Seller’s knowledge, no such bankruptcy, reorganization, insolvency or comparable proceedings are contemplated;

(13)	the Lien on the Property, any personal property, or any other collateral securing the Mortgage Loan, is a valid and subsisting Lien;
(14)

to the best of the Seller’s knowledge, except as reflected on the title insurance policy delivered to Buyer, no part of the Mortgaged Property subject to the lien of a Security Instrument is subject to the lien of any other mortgage, deed of trust or other type of lien except as otherwise permitted by the Fannie Mae Guide or expressly agreed in writing by Buyer and Fannie Mae;

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(15)

if the Mortgage Loan (i) is an adjustable rate mortgage; (ii) is being financed by one or more issues of bonds and credit enhancement and, if applicable, liquidity, is being provided by Fannie Mae; or (iii) the provisions of the Mortgage Documents have been modified (except by a standard Fannie Mae form schedule or exhibit) or otherwise permitted by Fannie Mae in accordance with the Fannie Mae Guide, then the Seller has obtained an opinion of Borrower’s counsel either approved by Fannie Mae in writing or in substance in the form required by Fannie Mae, which provides substantially that the Mortgage Note, Mortgage and other Mortgage Documents have been properly executed by the Mortgagor, any Key Principal and any guarantor, are valid, and their terms may be enforced by Fannie Mae, Buyer or other mortgagee of record, or by their respective successors and assigns as mortgagee, subject to any applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability to or affecting creditor’s rights, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity;

(16)

the Mortgage Documents have been properly signed by the Mortgagor and are valid and enforceable obligations of the Mortgagor, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or creditors’ rights laws, or general principles of equity;

(17)

the Seller acknowledges and agrees that Fannie Mae will rely on electronic data submitted by the Buyer (including, but not limited to, data related to the Mortgage Loan, the Mortgagor, and the Mortgaged Property in connection with the Buyer’s request for issuance of a Commitment from Fannie Mae, or delivery of loan data by the Buyer, to meet Fannie Mae’s regulatory requirements, and in connection with loan servicing, reporting and remitting), and, accordingly, the Seller hereby represents and warrants that all electronic data submitted by the Seller to Buyer is accurate and complete;

(18)

the Property is not damaged by any Catastrophic Event, including but not limited to by fire, wind, or other cause of loss, the Mortgaged Property has not been taken by condemnation or other similar proceeding in manner that would impair the value or usefulness of the Mortgaged Property, and no proceeding is pending for the partial or total condemnation of the Mortgaged Property;

(19)

any improvements that are included in the appraised value of the Mortgaged Property are totally within the property’s boundaries and building restriction lines and no improvements on adjoining property encroach on the Mortgaged Property unless FHA or VA regulations or the Fannie Mae Guide permit such an encroachment;

(20)

the Seller has complied with any applicable federal or state laws, regulations, or other requirements on consumer credit, equal credit opportunity, the Real Estate Settlement Procedures Act and truth-in-lending;

(21)

a casualty insurance policy on the Mortgaged Property is in effect and is written by a generally acceptable insurance company and provides fire and extended coverage for an amount at least equal to the amount required by the Fannie Mae Guide;

(22)

a flood insurance policy is in effect on the Mortgaged Property if any part of it is in an area listed in the Federal Register by the Federal Emergency Management Agency as an area with special flood hazards, and if insurance is available and the flood insurance is written by a generally acceptable insurance company, meets current guidelines of the Federal Insurance Administration, and is for an amount at least equal to the amount required by the Fannie Mae Guide;

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(23)

if the Mortgage Loan is insured or guaranteed by any party, including without limitation any governmental authority, such insurance or guaranty is in full force and effect, and the Seller has complied with all applicable provisions of the insurance or guaranty that covers the Mortgage Loan;

(24)

if the Mortgage Loan is a Hybrid ARM Mortgage Loan, the Hybrid ARM Mortgage Loan meets all of the additional underwriting requirements provided in the applicable Chapter of the Fannie Mae Guide, all of the terms of the Mortgage Loan may be enforced by Buyer, Fannie Mae, or their successors and assigns, and any adjustments to the interest rate or the principal balance will not affect the priority of the lien warranted;

(25)

the origination, servicing and collection practices used by Seller or, to Seller’s knowledge, any prior holder or servicer of the Mortgage Loan have been in compliance with all applicable laws and regulations, and substantially in accordance with the practices of prudent multifamily mortgage lenders with respect to similar mortgage loans and in compliance with the Fannie Mae Guide in all material respects; and

(26)

the Mortgage Loan was underwritten in accordance with the Fannie Mae Guide, is eligible for securitization, and the representations, warranties, covenants and other obligations under Fannie Mae’s guidelines and the Lender Contract, including the Fannie Mae Guide, are incorporated herein by reference in their entirety, except where Fannie Mae has expressly waived such requirements in writing respecting such Mortgage Loan through an approved Waiver request in the written Pre-Review approval provided by the Fannie Mae Deal Team in accordance with the requirements of the Fannie Mae Guide. All materials submitted to support a Pre-Review request are true, correct and accurate in all material respects.  Seller represents and warrants that, if it identified additional exception(s) for the Mortgage Loan after the date of the Commitment, Seller documented those exception(s) with Buyer through an approved Waiver request in an amended written Pre-Review approval provided by the Fannie Mae Deal Team in accordance with the requirements of the Fannie Mae Guide.

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